                                                                    EXHIBIT 10.1


                              TERMINATION AGREEMENT


         This Termination Agreement (this "AGREEMENT"), dated to be effective as of April 8, 2002 (the "EFFECTIVE DATE"), is made by and between Yahoo! Inc., a Delaware corporation (together with its successors and assigns, "YAHOO!"), and ZixIt Corporation, a Texas corporation (together with its successors and assigns, "ZIXIT"). Yahoo! and ZixIt are collectively referred to herein as the "PARTIES" and individually as a "PARTY."

                             PRELIMINARY STATEMENTS

         A. Yahoo! and ZixIt are parties to a Distribution Agreement, dated August 17, 2000 (the "DISTRIBUTION AGREEMENT").

         B. Yahoo! and ZixIt are parties to a Corporate Yahoo! License and Referral Agreement, effective as of July 31, 2001 (the "LICENSE AGREEMENT").

         C. Yahoo! and ZixIt mutually desire to terminate the Distribution Agreement and License Agreement as of the Effective Date, subject to the terms set forth in this Agreement.

       NOW, THEREFORE, Yahoo! and ZixIt hereby mutually agree as follows:

                                    AGREEMENT


1. TERMINATION OF AGREEMENTS. The Distribution Agreement and the License Agreement are hereby terminated in their entirety as of the Effective Date, and such agreements will cease to have any further force or effect as of such date; provided, however, that ZixIt will continue to support the Secure Delivery Service (as defined in the Distribution Agreement) on Yahoo Mail (as defined in the Distribution Agreement) until April 30, 2002 in order to allow Yahoo! to notify users of the discontinuance of the service. The following Sections of the Distribution Agreement will survive this termination: Sections 5.6, 5.7, 5.8, 6, 7, 9, 10, and 12. The following Sections of the License Agreement will survive this termination: Sections 2.1C, 2.1F, 2.2(E-F), 3.2, 3.3 and 4. Further, the parties agree that all licenses from Yahoo to ZixIt under the License Agreement will terminate as of the Effective Date.



2. SHARE ISSUANCE. On the Effective Date, ZixIt will issue and deliver to Yahoo! a Convertible Promissory Note for the principal sum of $2,500,000 bearing 6.0% interest, per annum (the "Note") in the form attached hereto as Annex A.


         2.1 Issuance and Delivery. Yahoo! and ZixIt will coordinate the issuance of all shares of common stock of ZixIt, par value $.01 per share, issuable under the Note (the "Registered Common Stock"), whether in certificate or book-entry form. ZixIt represents and warrants to






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Yahoo! that the Registered Common Stock, when issued, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any liens or encumbrances. ZixIt also represents and warrants to Yahoo! that ZixIt is not subject to any agreement restricting the issuance of the Registered Common Stock. Further, when issued and delivered to Yahoo!, the Registered Common Stock will not be subject to any restriction on resale, other than applicable provisions of this Agreement and the United States federal securities laws. Further, if reasonably requested by Yahoo! or its counsel, ZixIt shall provide to Yahoo! an opinion of counsel customary in such private issuances of securities opining as to the matters set forth in this Section 2.1 with respect to the Registered Common Stock.

         2.2 Additional Representations of ZixIt.

         (a) Organization, Good Standing. ZixIt is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. ZixIt has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

         (b) No Conflict. The execution, delivery and performance by and on behalf of ZixIt of this Agreement will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, any material contract, material agreement or other material instrument to which ZixIt is a party or by which any of its properties, rights or assets are bound or (ii) result in the creation or imposition of any encumbrance on any of the properties or assets of ZixIt.

         (c) SEC Reports and Financial Statements. ZixIt has filed with the Securities and Exchange Commission (the "SEC"), and Yahoo! has had access to true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since January 1, 2000 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act of 1933, as amended (the "SECURITIES ACT") (as such documents have been amended since the time of their filing, collectively, the "ZIXIT SEC DOCUMENTS"). As of their respective dates, the ZixIt SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of each date of issuance of the Registered Common Stock under the Note, and since the date of the latest financial statements included in the ZixIt SEC Documents, there has been no event or occurrence that has had a material adverse effect on the business, operations, financial condition or prospects of ZixIt or its subsidiaries.



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3. AGREEMENTS PERTAINING TO REGISTRATION OF THE REGISTERED COMMON STOCK.

         3.1 Yahoo! acknowledges that the Registered Common Stock and the Note have not been registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         3.2 Yahoo! hereby represents and warrants that (a) the Note and the shares of Registered Common Stock issuable thereunder (collectively, the "Subject Securities") will be acquired for investment for its account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in a manner which would violate the registration provisions of the Securities Act or any applicable state securities laws, (b) Yahoo! has had access to ZixIt's filings filed with the SEC under the Exchange Act, and (c) Yahoo! has had the opportunity to ask questions of ZixIt and its officers related to ZixIt's SEC filings and ZixIt's business and operations. Yahoo! acknowledges that the Subject Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act and that Yahoo! may not sell, assign, pledge or otherwise transfer the Subject Securities unless they are subsequently registered under the Securities Act or an exemption from such registration is available. ZixIt reserves the right to impose stop transfer restrictions with respect to the Subject Securities for purposes of ensuring compliance with any such restrictions. Yahoo! acknowledges that the Subject Securities may bear a restrictive legend reflecting any such Rule 144 restrictions.


         3.3 ZixIt will use all commercially reasonable efforts to register the shares of common stock issuable under the Note for resale under the Securities Act on a shelf registration statement on Form S-3 (or other appropriate form) as promptly as practicable after the Effective Date, and in any event no later than thirty (30) days following the Effective Date (the "REGISTRATION STATEMENT"). ZixIt may defer the filing (but not the preparation) of a Registration Statement for a single period of up to 60 days (the "BLACKOUT PERIOD") if at the time ZixIt or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed), and the Board of Directors of ZixIt determines in good faith that such disclosure would be materially detrimental to ZixIt and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities. A deferral of the filing of a Registration Statement will be lifted, and the Registration Statement will be filed within five (5) business days of the expiration of such Blackout Period or disclosure or termination of discussions, if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a Registration Statement, ZixIt will promptly (but in any event within five days), upon determining to seek such deferral, deliver to Yahoo! a certificate signed by an executive officer of ZixIt setting forth a statement of the reason for such deferral and an approximation of the anticipated delay, provided that in no event shall such period exceed the Blackout Period, which information Yahoo! will treat as confidential.




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


         3.4 ZixIt will use all commercially reasonable efforts to cause the Registration Statement to become effective as promptly after filing as is practicable and in any case no later than 60 days after the Effective Date, and will use all commercially reasonable efforts to keep such Registration Statement continuously effective at all times until the earlier of (a) five trading days following the first day on which Yahoo! is permitted to sell the Registered Common Stock without restriction within 90 days pursuant to applicable limitations under Rule 144 of the Securities Act, and (b) such date as Yahoo! has completed the distribution or other disposition of all Registered Common Stock subject to such Registration Statement. ZixIt may include shares of other shareholders having registration rights in the Registration Statement.


         3.5 ZixIt shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registered Common Stock.

         (b) ZixIt will provide copies of the applicable prospectus related to the Registered Common Stock, and any supplement or amendment thereto (including post-effective amendments) to Yahoo! or its representatives in reasonable quantities as requested. In the event ZixIt becomes aware of a misstatement or any deficiency in the Registration Statements or Prospectus with respect to the Registered Common Stock, ZixIt shall notify Yahoo! immediately to discontinue use of such Registration Statement or Prospectus, promptly (but in no event more than three business days) amend such Registration Statement or Prospectus to allow for resales thereunder in accordance with the terms hereof, and promptly provide Yahoo! with copies of such amended or revised Registration Statement or Prospectus.

         (c) Use all reasonable efforts to register and qualify the securities covered by the Registration Statements under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Yahoo!, provided that ZixIt shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


         3.6 Without the prior written or verbal consent of ZixIt's chief financial officer, the number of shares of Registered Common Stock that may be sold in any given day may not exceed 20% of the Average Daily Trading Volume. "AVERAGE DAILY TRADING VOLUME" means the average daily trading volume of ZixIt Common Stock on the Nasdaq National Market (the "Nasdaq") for the immediately preceding 90 days.


         3.7 Yahoo! will cooperate in all reasonable respects with ZixIt in the preparation and filing of the Registration Statement and any amendments thereto. Yahoo! has the right to review and approve all references to Yahoo! contained in the Registration Statement or any document to be filed in connection with the Registration Statement. ZixIt will pay all costs and expenses in connection with preparing and filing the Registration Statement and any amendments and supplements thereto, except that Yahoo! will pay all applicable stock transfer taxes relating to any Registered Common Stock transferred, subject to the terms hereof, and all fees and expenses of counsel to Yahoo!, if any, and all broker fees and commissions incurred by Yahoo! in connection with the sale of any Registered Common Stock.



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

         3.8 ZixIt will use commercially reasonable efforts to list the Registered Common Stock on Nasdaq at or prior to the issuance thereof.

         3.9 (a) To the extent permitted by law, ZixIt will indemnify and hold harmless Yahoo!, officers, directors, employees, agents and legal counsel of Yahoo! against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or any third party claim, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by ZixIt: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by ZixIt of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the resale of the Registered Common Stock covered by a Registration Statement; and ZixIt will reimburse Yahoo! and the other indemnified parties for any legal or other expenses reasonably incurred and as incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ZixIt, which consent shall not be unreasonably withheld, nor shall ZixIt be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished expressly by Yahoo! for use in the registration statement with respect to the Registered Common Stock.

         (b) To the extent permitted by law, Yahoo! will indemnify and hold harmless ZixIt, each of its directors, its officers, and legal counsel and each person, if any, who controls ZixIt within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which ZixIt or any such director, officer, legal counsel, or controlling person, may become subject under the Securities Act, the Exchange Act or other federal or state law or third party claim, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished expressly by Yahoo! for use in the registration statement with respect to the Registered Common Stock; and Yahoo! will reimburse any legal or other expenses reasonably incurred and as incurred by ZixIt or any such director, officer, legal counsel, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Yahoo!, which consent shall not be unreasonably withheld; provided further, that in no event shall any obligation under this Section 3.9(b) exceed the net proceeds (after deducting broker's fees and commissions incurred by Yahoo!) from the resale of the Registered Common Stock received by Yahoo! hereunder.



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

         (c) Promptly after receipt by an indemnified party under this Section
3.9 of notice of a claim or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the claim or the commencement of any action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if in good faith and upon the advice of counsel the indemnified party reasonably concludes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

         (d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement, omission or violation that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by Yahoo! hereunder exceed the net proceeds (after deducting broker's fees and commissions incurred by Yahoo!) from the resale of the Registered Common Stock received by Yahoo!.

         (e) The obligations of ZixIt and Yahoo! under this Section 3.9 shall survive completion of any offering of the Registered Common Stock in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.



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


4. ADVERTISING. Yahoo! will provide to ZixIt advertising on Yahoo! Mail with a value of $300,000 pursuant to the standard terms and conditions (the "Standard Terms") set forth in Exhibit A at rates of (a) $2.00 per CPM for Monster ads,
(b) $1.50 per CPM for LREC ads, and (c) $0.75 per CPM for north banner ads on Yahoo Mail. Such advertising will be available to ZixIt from the Effective Date through September 30, 2002 and may be used in whole or in part from time to time during such period as ZixIt may request in its sole and absolute discretion, subject to the Standard Terms.


5. RELEASE. (a) GENERAL. Each of the Parties hereby agrees to and does settle, release, waive and discharge the other Party and its predecessors, successors, partners, parent companies, affiliates, subsidiaries, assigns, officers, administrators, employees, former employees, directors, trustees, shareholders, representatives, attorneys, and agents from any and all liabilities, obligations, amounts due or owing, claims, causes of action, and declaratory and injunctive relief, whether legal, equitable or administrative, whether presently known or not known, which the releasing Party may have against the other Party arising from or relating to the Distribution Agreement or the License Agreement.

         (b) WAIVER OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE. The Parties expressly waive any rights or benefits available to them under the provisions of
Section 1542 of the California Civil Code, or of the provisions of any similar statute of any other jurisdiction. Civil Code Section 1542 provides as follows:


                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


         Each of the Parties understand the statutory language of Section 1542 of the California Civil Code but nevertheless elects to and releases the other party from all known and unknown claims each may have against the other, as provided in this Agreement. The Parties further specifically waive any rights that either of them may have under Section 1542 of the California Civil Code. Each of the Parties fully understands that if the facts with respect to this Agreement, including without limitation the facts related to the claims released herein, are later found to be other than or different from the facts now believed by each of them to be true, each expressly accepts and assumes the risk of such possible difference in facts and agrees that this Agreement shall be and remain effective, notwithstanding any such difference.

6. MISCELLANEOUS PROVISIONS.

         6.1 NOTICES. Any notice, request, instruction or other communication or document that a Party desires to serve upon the other will be sent in writing and will be deemed received on the day sent if transmitted via electronic mail, telegram, or confirmed facsimile (confirmed by concurrent written notice sent via personal delivery or first class U.S. mail, postage prepaid to the other Party at their principal places of business with a copy to their respective general counsels); or if sent by U.S. mail with return receipt requested, upon execution of the receipt; or if sent by



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personal delivery, when received. Notices sent to either Party will be directed to them at the address provided below. Either Party may change its contact person for purposes of notice by sending the other Party the name of its new designate in writing.

         If to Yahoo!:


                  Yahoo! Inc.
                  701 First Avenue
                  Sunnyvale, California 94089
                  Phone: 408-349-3300
                  Fax: 408-349-3301
                  Attn: Susan Decker, EVP and Chief Financial Officer
                  Copy: General Counsel (email: jsobel@yahoo-inc.com)


         If to ZixIt:


                  ZixIt Corporation.
                  2711 North Haskell Avenue, Suite 2850, LB 36
                  Dallas, Texas 75204-2911
                  Phone: (214)515-7300
                  Fax: (214)515-7385
                  Attn: General Counsel (email: rwoessner@zixit.com)


         6.2 COMPLETE AGREEMENT. This Agreement (together with any Exhibits) contains the entire agreement between the Parties and constitutes the complete, final and exclusive embodiment of the Parties' agreement with respect to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation by any Party or any representative of any Party other than those expressly contained herein.

         6.3 GOVERNING LAW. This Agreement will be interpreted by, governed by, and enforced under the laws of the State of California, without regard to the conflict of laws principles thereof.

         6.4 SEVERABILITY. In the event any portion of this Agreement is deemed illegal, invalid or unenforceable by a court or other decision-making authority of competent jurisdiction, then the remainder of the provision will be enforced so as to effect the intention of the Parties, and the validity and enforceability of all other provisions in the Agreement will not be affected or impaired.

         6.5 AMENDMENTS. No other promises or agreements regarding the Distribution Agreement, the License Agreement or this Agreement will be binding unless they are in writing and signed by all of the Parties.

         6.6 EXPENSES. The drafting and negotiation of this Agreement have been participated in by each of the Parties and for all purposes, this Agreement will be deemed to have been drafted jointly by each of the Parties. Each Party to this Agreement will bear its own costs, expenses and



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attorney's fees incurred in or arising out of or in any way related to the matters set forth in this Agreement, other than as provided in Section 3 above.

         6.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Signatures presented by facsimile transmission will be deemed effective at the time of transmission and will be replaced by original signatures as soon thereafter as practicable.

         6.8 AUTHORITY; BINDING AGREEMENT. Each Party hereto warrants and represents that there are no liens, or claims of such, or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. Each Party also warrants and represents that (a) it is duly authorized to execute, deliver and perform this Agreement, (b) it has duly executed this Agreement and (c) this Agreement is enforceable against it according to the terms hereof, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally; and (ii) as may be limited by general principles of equity that restrict the availability of equitable remedies.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all effective as of the Effective Date.


                                       YAHOO! INC.


                                       By: /s/ Sue Decker
                                          --------------------------------------
                                       Its: EVP & CFO
                                           -------------------------------------


                                       ZIXIT CORPORATION


                                       By: /s/ Ronald A. Woessner
                                          --------------------------------------
                                       Its: SVP
                                           -------------------------------------



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